Exhibit (l): Subscription Agreements
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                             SUBSCRIPTION AGREEMENT



THIS AGREEMENT by and between Internet 100 Advisors, L.L.C. ("Advisor") and the Woodlawn Funds Trust ("Trust"), a business trust organized and existing under and by virtue of the laws of the State of Delaware.

     In consideration of the mutual promises set forth herein, the parties agree as follows:

         1. The Trust agrees to sell to the Advisor and the Advisor hereby subscribes to purchase 7,500 shares ("shares") of beneficial interest of Internet 100 Fund, a series of the Trust, each with a par value of $0.0001 per Share, at a price of ten dollars ($10.00) per each Share.

         2. The Advisor agrees to pay $75,000 for all such Shares at the time of their issuance, which shall occur upon call of the President of the Trust, at any time on or before the effective date of the Trust's Registration Statement filed by the Trust on Form N-1A with the Securities and Exchange Commission ("Registration Statement").

         3. The Advisor acknowledges that the Shares to be purchased hereunder have not been, and will not be, registered under the federal securities laws and that, therefore, the Trust is relying on certain exemptions from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares. The Advisor also understand that any resale of the Shares, or any part thereof, may be subject to restrictions under the federal securities laws, and that the Advisor may be required to bear the economic risk of any investment in the Shares for an indefinite period of time.

         4. The Advisor represents and warrants that it is acquiring the Shares solely for its own account and solely for investment purposes and not with a view to the resale or disposition of all or any part there of, and that it has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof at any time in the near future.

         5. The Advisor agrees that it will not sell or dispose of the Shares or any part thereof, except to the Trust itself, unless the Registration Statement with respect to such Shares is then in effect under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives this 25th day of August, 1999.


                                       INTERNET 100 ADVISORS, L.L.C.

                                       By:       /s/ John de Leon
                                                ________________________
                                                Paul John de Leon
                                                Title:  President


                                       WOODLAWN FUNDS TRUST

                                       By:       /s/ Julian G. Winters
                                                _________________________
                                                Julian G. Winters
                                                Title:  Trustee and Treasurer

                             SUBSCRIPTION AGREEMENT


THIS AGREEMENT by and between James Kissane and the Woodlawn Funds Trust ("Trust"), a business trust organized and existing under and by virtue of the laws of the State of Delaware.

     In consideration of the mutual promises set forth herein, the parties agree as follows:

         1. The Trust agrees to sell to James Kissane and James Kissane hereby subscribes to purchase 2,500 shares ("Shares") of beneficial interest of Internet 100 Fund, a series of the Trust, each with a par value of $0.0001 per Share, at a price of ten dollars ($10.00) per each Share.

         2. James Kissane agrees to pay $25,000 for all such Shares at the time of their issuance, which shall occur upon call of the President of the Trust, at any time on or before the effective date of the Trust's Registration Statement filed by the Trust on Form N-1A with the Securities and Exchange Commission ("Registration Statement").

         3. James Kissane acknowledges that the Shares to be purchased hereunder have not been, and will not be, registered under the federal securities laws and that, therefore, the Trust is relying on certain exemptions from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares. James Kissane also understands that any resale of the Shares, or any part thereof, may be subject to restrictions under the federal securities laws, and that James Kissane may be required to bear the economic risk of any investment in the Shares for an indefinite period of time.

         4. James Kissane represents and warrants that he is acquiring the Shares solely for his own account and solely for investment purposes and not with a view to the resale or disposition of all or any part there of, and that he has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof at any time in the near future.

         5. James Kissane agrees that he will not sell or dispose of the Shares or any part thereof, except to the Trust itself, unless the Registration Statement with respect to such Shares is then in effect under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives this 26th day of August, 1999.



                                         By:  /s/ James Kissane
                                             ________________________
                                             James Kissane



                                         WOODLAWN FUNDS TRUST

                                         By:  /s/ Julian G. Winters
                                             _________________________
                                             Julian G. Winters
                                             Title:  Trustee and Treasurer